SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                     -----------------------
                           FORM 8-K/A

                          Amendment No. 2

                        AMENDMENT TO REPORT

             FILED PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  April 9, 1998
                                                  -------------

                                ACCUHEALTH, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      New York                   0-17292               13-3176233
--------------------         ---------------        ----------------
  (State or other            Commission File        (I.R.S. Employer
  jurisdiction of                Number              Identification
  incorporation or                                   Number)
  organization)

1575 Bronx River Avenue, Bronx, New York                                 10460
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                              (Zip Code)

                                 (718) 518-9511
--------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                 Not Applicable
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

         The undersigned registrant (the "Registrant") previously filed a Report on Form 8-K, dated April 30, 1998 (the "8-K"), disclosing the consummation of the Registrant's acquisition of Healix HealthCare, Inc. ("Healix") on April 9, 1998. The Registrant files this second amendment to the 8-K for the purpose of amending the following item by filing revised financial statements for Healix and the required pro forma financial information. This amendment replaces in their entirety the financial statements and pro forma financial information filed in the Registrant's Report on Form 8-K/A dated June 23, 1998.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Financial Statements of Businesses Acquired.
          The financial statements of Healix Healthcare, Inc. and Subsidiaries ("Healix") are attached hereto beginning on page F-2.

          (b)  Pro Forma Financial Information
          The pro forma financial information of Accuhealth, Inc. and Healix are attached hereto beginning on Page F-27.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    ACCUHEALTH, INC


                                    By: /s/ Glenn C. Davis
                                        ----------------------------
                                            Chief Executive Officer,
                                            President and Director
Dated June 24, 1998

                                ACCUHEALTH, INC.
                          INDEX TO FINANCIAL STATEMENTS


Healix Healthcare, Inc. and Subsidiaries
         Report of Independent Certified Public Accountants              F-2
         Consolidated Balance Sheets at September 30, 1997 and 1996      F-3  -  F-4
         Consolidated Statements of Operations for the
            years ended September 30, 1997 and 1996                      F-5
         Consolidated Statements of Stockholders' Equity
            for the years ended September 30, 1997 and 1996              F-6
         Consolidated Statements of Cash Flows for the years ended
            September 30, 1997 and 1996                                  F-7  -  F-8
         Notes to Consolidated Financial Statements                      F-9  -  F-21


Healix Healthcare, Inc. and Subsidiaries  (Unaudited)

         Consolidated Balance Sheet at March 31, 1998                    F-22
         Consolidated Statements of Operations for the Six Months Ended
            March 31, 1998 and 1997                                      F-23
         Consolidated Statements of Stockholders' Deficit for the
            Six Months  Ended March 31, 1998                             F-24
         Consolidated Statements of Cash Flows for the Six Months Ended
            March 31, 1998 and 1997                                      F-25
         Notes to Unaudited Consolidated Financial Statements            F-26


Accuhealth, Inc. Pro Forma Combined Financial Statements  (Unaudited)

         Introduction                                                    F-27
         Pro Forma Combined Balance Sheet at December 31, 1997           F-28
         Pro Forma Combined Statement of Operations for the Year
            Ended March 31, 1997                                         F-29
         Pro Forma Combined Statement of Operations for the Year
            Ended March 31, 1996                                         F-30
         Pro Forma Combined Statement of Operations for the Year
            Ended March 31, 1995                                         F-31
         Pro Forma Combined Statement of Operations for the Nine
            Months Ended December 31, 1997                               F-32
         Pro Forma Combined Statement of Operations for the Nine
            Months Ended December 31, 1996                               F-33
         Notes to Pro Forma Combined Financial Statements                F-34

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
               --------------------------------------------------

To the Board of Directors and Stockholders of Healix Healthcare, Inc. and Subsidiaries


We have audited the accompanying consolidated balance sheets of Healix Healthcare, Inc. and Subsidiaries as of September 30, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Healix Healthcare, Inc. and Subsidiaries as of September 30, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.


Woodbury, New York
January 7, 1998
                                                  /s/ MARCUM & KLIEGMAN LLP
                                                 --------------------------
                                                      Marcum & Kliegman LLP

                       HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                              CONSOLIDATED BALANCE SHEETS

                              September 30, 1997 and 1996


                                        ASSETS
                                        ------

                                                                  1997        1996
                                                              ----------   ----------
CURRENT ASSETS
  Cash                                                        $  215,404   $   51,742
  Accounts receivable, less allowance for doubtful accounts
   of $153,813 and $43,790 in 1997 and 1996, respectively      3,408,978    2,568,350
  Inventory, net                                                 574,048      455,562
  Prepaid expenses and taxes                                     125,396       59,478
  Due from related organizations                                   4,193       12,127
  Deferred costs                                                 134,619           -0-
  Deferred income taxes                                               -0-      67,500
  Income tax refund receivable                                        -0-      67,440
  Other current assets                                             2,850        4,119
                                                              ----------   ----------

     Total Current Assets                                      4,465,488    3,286,318
                                                              ----------   ----------


PROPERTY AND EQUIPMENT, Net                                      262,453      310,011
----------------------                                        ----------   ----------


OTHER ASSETS
  Organization and start-up costs, net                             3,831        7,659
  Security deposits                                               37,468       41,406
  Goodwill, net                                                  234,195      213,208
  Deferred costs                                                  35,379       90,416
                                                              ----------   ----------

     Total Other Assets                                          310,873      352,689
                                                              ----------   ----------


     TOTAL ASSETS                                             $5,038,814   $3,949,018
                                                              ==========   ==========


      The accompanying notes are an integral part of these financial statements.

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS

                           September 30, 1997 and 1996


                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------


                                                              1997          1996
                                                           ----------   ----------
CURRENT LIABILITIES
  Accounts payable and accrued expenses                    $2,254,834   $1,299,730
  Lines of credit                                             247,586      713,713
  Current maturities of capital lease obligations              35,187       15,982
  Current maturities of long-term debt                        454,714      429,751
  Note payable, factor                                        717,745           -0-
  Deferred income taxes payable                                90,000       51,422
                                                           ----------   ----------

Total Current Liabilities                                   3,800,066    2,510,598
                                                           ----------   ----------

OTHER LIABILITIES
  Capital lease obligations, net of current maturities         54,629       36,242
  Long-term debt, net of current maturities                   459,081      516,769
                                                           ----------   ----------

Total Other Liabilities                                       513,710      553,011
                                                           ----------   ----------

TOTAL LIABILITIES                                           4,313,776    3,063,609
                                                           ----------   ----------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY
  Common stock, $.001 par value, 10,000,000 shares
   authorized, 2,010,003 and 1,905,003 shares issued and
   outstanding in 1997 and 1996, respectively                   2,009        1,905
  Additional paid-in capital                                  632,092      521,796
  Retained earnings                                            90,937      361,708
                                                           ----------   ----------

TOTAL STOCKHOLDERS' EQUITY                                    725,038      885,409
                                                           ----------   ----------

TOTAL LIABILITIES AND  STOCKHOLDERS' EQUITY                $5,038,814   $3,949,018
                                                           ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS

                 For the Years Ended September 30, 1997 and 1996


                                                       1997            1996
                                                   ------------    ------------
SALES
 Net patient service revenue                       $ 13,069,118    $  8,324,245
                                                   ------------    ------------

COST OF SALES
 Inventory - Beginning                                  455,562         224,972
 Purchases and other costs                            6,483,792       4,195,999
                                                   ------------    ------------
                                                      6,939,354       4,420,971

 Less:  Inventory - Ending                              574,048         455,562
                                                   ------------    ------------

     TOTAL COST OF SALES                              6,365,306       3,965,409
                                                   ------------    ------------

     GROSS PROFIT                                     6,703,812       4,358,836

OPERATING EXPENSES                                    6,745,492       4,577,225
                                                   ------------    ------------

     OPERATING LOSS                                     (41,680)       (218,389)
                                                   ------------    ------------

OTHER INCOME (EXPENSE)
 Interest expense                                      (216,965)       (133,766)
 Interest income                                          1,350           5,510
 Miscellaneous income                                    90,857          46,752
                                                   ------------    ------------

     TOTAL OTHER EXPENSE                               (124,758)        (81,504)
                                                   ------------    ------------

     LOSS BEFORE PROVISION FOR TAXES AND
     EQUITY IN LOSS FROM UNCONSOLIDATED
     SUBSIDIARY AND EXTRAORDINARY ITEM                 (166,438)       (299,893)

INCOME TAX (EXPENSE) BENEFIT                           (104,333)        111,745

EQUITY IN LOSS FROM UNCONSOLIDATED
 SUBSIDIARY                                                 -0-       (100,000)
                                                   ------------    ------------

     LOSS BEFORE EXTRAORDINARY ITEM                    (270,771)       (288,148)

EXTRAORDINARY ITEM - forgiveness of debt, net of
 applicable income tax of $13,204 in 1996                    -0-        135,996
                                                   ------------    ------------
     NET LOSS                                      $   (270,771)   $   (152,152)
                                                   ============    ============


   The accompanying notes are an integral part of these financial statements.

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                 For the Years Ended September 30, 1997 and 1996


                                                            (Accumulated
                                                 Additional   Deficit)
                                   Common Stock   Paid-In     Retained   Stockholders'
                                 $.001 Par Value  Capital     Earnings      Equity
                                ---------------- ---------- ------------ -------------

BALANCE - October 1, 1995
 as originally reported             $  12,491    $ 451,709   $  123,971    $ 588,171

  Adjustment in connection with
   pooling of interests                   629        3,871      531,420      535,920
                                    ---------    ---------   ----------    ---------

BALANCE - October 1, 1995
 as restated                           13,120      455,580      655,391    1,124,091

  Issuance of common stock in
   exchange for assets acquired           275       54,726                    55,001

  Recapitalization resulting from
   stock purchase and exchange
   agreement                          (11,490)      11,490

  Net loss                                                     (152,152)    (152,152)

  Distributions to stockholders                                (141,531)    (141,531)
                                    ---------    ---------   ----------    ---------

BALANCE - September 30, 1996            1,905      521,796      361,708      885,409

  Conversion of long-term debt
    to common stock                        74       77,926                    78,000

  Stock issuance                           15       15,885                    15,900

  Issuance of common stock in
    lieu of salary                         15       16,485                    16,500

   Net loss                                                    (270,771)    (270,771)
                                    ---------    ---------   ----------    ---------

BALANCE - September 30, 1997        $  2,009     $ 632,092   $   90,937    $ 725,038
                                    ========     =========   ==========    =========


   The accompanying notes are an integral part of these financial statements.

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                 For the Years Ended September 30, 1997 and 1996


                                                                1997          1996
                                                             ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                   $ (270,771)   $ (152,152)
                                                             ----------    ----------
  Adjustments to reconcile net loss to net cash used in
    operating activities:
     Deferred income taxes                                      106,078         2,722
     Depreciation and amortization                              213,317        71,848
     Provision for bad debts                                    110,023        43,790
     Increase in accounts receivable                           (950,651)   (1,000,578)
     Increase in inventory                                     (142,521)     (230,590)
     Increase in prepaid expenses and taxes                     (65,918)     (150,814)
     Decrease (increase) in due from related organizations        7,934       (39,405)
     Increase in deferred costs                                (120,510)      (90,416)
     Decrease (increase) in income taxes refund receivable       67,440       (67,440)
     Decrease (increase) in other current assets                  1,269        (4,119)
     Decrease (increase) in security deposits                     3,938       (31,361)
     Increase in accounts payable and accrued expenses          955,105       846,126
                                                             ----------    ----------


             TOTAL ADJUSTMENTS                                  185,504      (650,237)
                                                             ----------    ----------


             NET CASH USED IN OPERATING ACTIVITIES              (85,267)     (802,389)
                                                             ----------    ----------


CASH FLOWS FROM INVESTING ACTIVITIES
  Acquisition of goodwill                                       (32,351)     (213,208)
  Purchases of property and equipment                           (18,430)     (226,364)
                                                             ----------    ----------


             NET CASH USED IN INVESTING ACTIVITIES           $  (50,781)   $ (439,572)
                                                             ----------    ----------




   The accompanying notes are an integral part of these financial statements.


                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued

                 For the Years Ended September 30, 1997 and 1996

                                                                                     1997           1996
                                                                                 -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                         $    32,400    $    55,001
  Proceeds from line of credit, net                                                  100,000        559,002
  Principal repayments on capital lease obligations                                  (29,582)       (14,895)
  Principal repayments on long-term debt                                            (304,725)       795,620
  Repayments of stockholder's loan                                                        -0-      (149,200)
  Distribution to stockholders                                                            -0-      (141,531)
  Principal payments on line of credit                                              (216,128)            -0-
  Net proceeds, factor                                                               717,745             -0-
                                                                                 -----------    -----------

             NET CASH PROVIDED BY FINANCING ACTIVITIES                               299,710      1,103,997
                                                                                 -----------    -----------

             NET INCREASE (DECREASE) IN CASH                                         163,662       (137,964)

CASH - Beginning                                                                      51,742        189,706
                                                                                 -----------    -----------

CASH - Ending                                                                    $   215,404    $    51,742
                                                                                 ===========    ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

 Cash paid during the years for:

             Interest                                                            $   215,604    $   116,099
             Income taxes                                                        $    41,221    $    79,784

 Noncash investing and financing activities:

             Issuance of common stock in exchange for assets acquired            $        -0-   $    55,000
             Acquisition of assets in exchange for debt                          $        -0-   $   259,241
             Acquisition of equipment and inventory under capital lease
              obligations                                                        $    67,174    $    55,798
             Conversion of long-term debt to common stock                        $    78,000             -0-
             Conversion of line of credit to loan payable                        $   350,000             -0-
             Write-off of property and equipment                                 $    12,344             -0-

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                    NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - Summary of Significant Accounting Policies
         ------------------------------------------

             Description of Business
             -----------------------
             Healix Healthcare, Inc. ("Healix - NY"), was incorporated on August 6, 1993 in the State of New York. Healix - NY was organized to take over the home health care operations of Rye Beach Pharmacy, Inc., ("Rye") a company owned by a 47% stockholder (the "47% Stockholder") of Healix Healthcare Inc., a Delaware Corporation ("Healix - DE"). On September 30, 1993, Healix - NY acquired the trade accounts receivable and inventory of Rye's home medical equipment and home infusion divisions. On October 1, 1993, Healix - NY began operations as an alternate site health care provider in the New York metropolitan region.

             On August 1, 1996 Healix - NY entered into a stock purchase and exchange agreement (the "Agreement") with Healix - DE and its individual stockholders. Pursuant to the Agreement, Healix - DE issued 1,249,104 shares of its common stock in exchange for all of the issued and outstanding common stock of Healix - NY on a one for one basis. As a result of this stock transaction, Healix - DE became the new parent company.

             Acquisition of Assets
             ---------------------
             On May 1, 1995, Healix Healthcare of New Jersey, a newly formed wholly owned subsidiary of Healix - DE acquired certain assets of Total Care Medical Systems, Inc., an infusion company in New Jersey in exchange for 50,000 shares of Healix - DE's common stock for an aggregate purchase price of $40,000.

             On March 18, 1996, Healix Healthcare of New York, a newly formed wholly owned subsidiary of Healix - DE acquired certain assets of Alcare Respiratory Service, Inc. a respiratory and home medical equipment company in New York in exchange for cash of $291,783 and the assumption of liabilities totaling $69,051 for an aggregate purchase price of $360,834.

             On August 2, 1996, Amerix, a newly formed wholly owned subsidiary of Healix - DE acquired the assets of Americare Home Nursing Services, Inc. a provider of nursing and home health services in New Jersey in exchange for notes payable of $259,241 and 27,500 shares of Healix -DE's common stock for an aggregate purchase price of $314,241. In addition, the purchase price may be increased by up to an aggregate maximum of $75,000 depending upon the achievement of minimum revenue levels during each of the eight quarterly periods commencing with the calendar quarter immediately following the quarter in which the closing occurred.

             Pooling of Interests
             --------------------
             On September 30, 1997, a stock purchase and exchange agreement was executed between Healix - NY and PRN Home Care Agency, Inc. ("PRN") whereby 629,248 shares of Healix -NY's common stock was issued in exchange for all of the issued and outstanding common stock of PRN. The merger qualifies as a "tax free" reorganization as contemplated under the

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - Summary of Significant Accounting Policies, Continued
         ------------------------------------------

             Pooling of Interests, Continued
             --------------------

             provisions of Internal Revenue Service Code Section 368(a)(1)(B). This transaction has been accounted for as a pooling of interests, and accordingly, the Company's financial statements have been restated to include the accounts and operations of PRN for all periods prior to the merger.

             Principles of Consolidation
             ---------------------------
             The consolidated financial statements include the accounts of Healix - DE and its wholly owned subsidiaries consisting of the following companies:


                         Company                           Date of Formation or Acquisition
             --------------------------------------        --------------------------------
             Healix Healthcare, Inc. ("Healix - NY")                August 6, 1993

             Healix Healthcare of New Jersey, Inc.
             ("Healix Healthcare of New Jersey")                    May 1, 1995

             Healix Healthcare of New York, Inc.
             ("Healix Healthcare of New York")                      March 1, 1996

             Amerix, Inc. ("Amerix")                                August 1, 1996

             Rye Beach Healthcare Inc. ("Rye Beach")                April 1, 1996

             PRN Home Care Agency, Inc. ("PRN")                     September 30, 1997

             The consolidated group is herein collectively referred to as (the "Company"). All significant intercompany balances and transactions have been eliminated in consolidation.

             New Developments
             ----------------
             In addition to providing the full range of home infusion therapy services, including parenteral nutrition therapy, antibiotic therapy and enteral therapy among other therapies, and home medical equipment, the Company expanded its services in 1996 to include respiratory therapy, renal dialysis and home health nursing services, creating a comprehensive "one stop shop" model for their provision of health services to the alternate site. The Company's services are currently marketed to a variety of patient referral sources including physicians, managed care organizations, hospital discharge planners, other hospital officials, nursing homes, insurance companies and other managed care systems.

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - Summary of Significant Accounting Policies, Continued
         ------------------------------------------

             Cash
             ----
             The Company has cash balances in banks in excess of the maximum amount insured by the FDIC as of September 31, 1997.

             Inventory
             ---------
             Inventory, consisting of medical and nutritional products and home medical equipment, is valued at the lower of cost or market with cost being determined on a first-in, first-out basis (FIFO). Home medical equipment consists of equipment which is either leased to patients or available for sale. Such equipment is depreciated using the straight-line method over the estimated useful life of the related assets which range from three to five years. Home medical equipment is carried in inventory at its net book value with depreciation charged to cost of goods as a direct expense (see Note
             2).

             Deferred Costs
             --------------
             Deferred costs consist of finance and legal costs related to the acquisition of assets of various entities. Such costs are being amortized over three years.

             Property, Equipment and Depreciation
             ------------------------------------
             Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line or accelerated methods over the respective useful lives of the assets which range from 3 to 7 years.

             Organization and Start-up Costs
             -------------------------------
             Amortization of organization and start-up costs is calculated on the straight-line method over a period of sixty months.

             Net Patient Service Revenue
             ---------------------------
             Net patient service revenue is reported at the estimated net realizable amounts from patients, third-party payers and others for services rendered.

             Cost of Sales
             -------------
             Cost of sales consists of medical and nutritional products and supplies, depreciation expense on rental equipment capitalized as inventory and direct salaries and fringes associated with skilled home nursing and home health services.

             Income Taxes
             ------------
             Deferred  income  taxes  are  provided  for  accumulated  temporary differences  due to  basis  differences  in  assets  for  financial reporting and income tax purposes. The Company's temporary differences are primarily due to accelerated depreciation, net operating losses and expenses not currently deductible.

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 1 - Summary of Significant Accounting Policies, Continued
         ------------------------------------------

             Reclassifications
             -----------------
             Certain accounts in the prior year financial statements have been reclassified for comparative purposes to conform with the presentation in the current year financial statements. These reclassifications have no effect on previously reported income.

             Use of Estimates in the Financial Statements
             --------------------------------------------
             The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

             Stock-Based Compensation
             ------------------------
             In October 1995, Financial Accounting Standards Board issued Statements of Financial Accounting Standards, No. 123 "Accounting for Stock Based Compensation" ("SFAS No. 123"). SFAS No. 123 requires compensation expense to be recorded (I) using the new fair value method or (ii) using existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company intends to continue to account for its stock based compensation plans in accordance with the provision of APB 25. Had the Company elected to recognize compensation costs based on the fair value of the options at the date of grant as prescribed by SFAS No. 123, there would be no material effect from that recognized under APB 25 for the year ended September 30, 1997.


NOTE 2 - Inventory
         ---------

             Inventory at September 30, 1997 and 1996 consists of the following:


                                                    1997       1996
                                                  --------   --------
             Home medical equipment and
               medical and nutritional products   $715,008   $523,393

             Less:  accumulated amortization       140,960     67,831
                                                  --------   --------

               Inventory, net (see Note 1)        $574,048   $455,562
                                                  ========   ========

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - Property and Equipment
         ----------------------

             Property and equipment as of September 30, 1997 and 1996, consists of the following:


                                                                                                                     Estimated
                                                                             1997                  1996             Useful Lives
                                                                           --------              --------           ------------
             Transportation equipment                                      $126,223              $138,568            3 - 7 years
             Computer equipment                                             125,139               100,288                5 years
             Furniture and fixtures                                          70,081                67,624                5 years
             Office equipment                                               112,053               110,713                5 years
             Leasehold improvements                                          35,846                31,268                3 years
                                                                          ---------              --------

                 Property and Equipment                                     469,342               448,461

             Less:  accumulated depreciation
                       and amortization                                     206,889               138,450
                                                                           --------              --------

                           Property and Equipment, net                     $262,453              $310,011
                                                                           ========              ========

NOTE 4 - Organization and Start-Up Costs and Goodwill
         --------------------------------------------

             Organization and start-up costs as of September 30, 1997 and 1996 consist of the following:


                                                         1997       1996
                                                       --------   --------
             Organization and start-up costs           $ 19,145   $ 22,351
             Less:  accumulated amortization             15,314     14,692
                                                       --------   --------

                  Total                                $  3,831   $  7,659
                                                       ========   ========

             Goodwill, which was recorded as a result of an asset purchase agreement (see Note 1), consists of the following as of September 30, 1997 and 1996:


                                                         1997       1996
                                                       --------   --------
             Goodwill                                  $247,345   $215,000
             Less:  accumulated amortization             13,150      1,792
                                                       --------   --------

                  Total                                $234,195   $213,208
                                                       ========   ========

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - Lines of Credit
         ---------------

             The Company entered into a credit facility agreement with a bank in which it can borrow up to $200,000 (the "facility"). The facility was repaid on October 2, 1996 and terminated. Borrowings under the facility bear interest at prime plus 1 1/2%. The credit facility which is personally guaranteed by the Company's major stockholders is secured by all present and future accounts receivable of one of the subsidiaries. The amount outstanding at September 30, 1996 was $200,000.

             On September 20, 1995, the Company entered into a credit facility with another bank in which it can borrow up to $100,000. The credit facility is payable on demand, bears interest at prime plus 1% and is collateralized by all of the assets of the Company and is personally guaranteed by one of the Company's major stockholders. The amount outstanding at September 30, 1997 and 1996 was $97,586 and $98,769, respectively.

             PRN had two short term unsecured revolving overdraft facilities from a bank totaling $50,000 at September 30, 1997 and 1996. The balance payable under these facilities at September 30, 1997 and 1996 amounted to $-0- and $14,944, respectively.

             One June 21, 1994, PRN entered into an agreement with a bank for a $250,000 short term revolving credit line for working capital purposes. On August 17, 1995, PRN received an increase on this revolving credit line to 350,000. On August 17, 1997, PRN entered into an agreement to obtain a $350,000 business loan with the same bank and repay the outstanding balance under the line of credit (see Note 6). The credit facility is collateralized by the assets of the Company and is personally guaranteed by the Company's stockholders. The balance payable amounted to $-0- and $350,000 at September 30, 1997 and 1996, respectively.

             On August 1, 1996, PRN entered into another short term revolving credit line for $250,000 for working capital purposes. The principal balance payable amounted to $150,000 and $50,000 at September 30, 1997 and 1996, respectively. The credit facilities bear interest at the bank's prime rate plus 1.5% which amounted to 9.5% at September 30, 1997 and 10% at September 30, 1996, respectively. The credit facilities are collateralized by the assets of PRN and are personally guaranteed by the stockholders of PRN.


NOTE 6 - Long-Term Debt
         --------------

             Long-term debt at September 30, 1997 and 1996 consists of the following:


                                                                                   1997                1996
                                                                                 ---------          ----------
             Note payable to Rye Beach Pharmacy, Inc. bearing interest
             at 8% with monthly payments of principal and interest of
             $8,022, until September 30, 1998.                    (Forward)      $  92,220          $  177,373

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 6 - Long-Term Debt, Continued
         --------------


                                                                        1997       1996
                                                                      --------   --------

                       (Forward)                                      $ 92,220   $177,373

Loan payable to a stockholder payable on demand, bearing
interest at 8%, interest payable annually on September 30th                 -0-   100,000

Notes payable to a Bank bearing interest at rates ranging from 2.9%
to 10.25% with monthly payments totaling
$3,418 due through August 1999                                          64,563    100,296

Note payable to a stockholder bearing interest at 9.75%
There are no scheduled repayment terms and payments are
made monthly for interest only                                          53,500     42,000

Note payable bearing interest at 10.95%, monthly payment
of $6,484, from March 1996 to December 1998                            101,673    164,554

Note payable bearing interest at 10.375%, monthly payment
of $925, from February 1996 to December 2000.  The loan is
personally guaranteed by the Company's stockholders                     31,306     38,780

Note payable bearing interest at 10.375%, monthly payment
of $1,491 from February 1996 to December 2000.  The loan
is personally guaranteed by the Company's stockholders                      -0-    62,248

Note payable bearing interest at 8%, monthly payment of
$506, from February 1996 to February 1997                                   -0-     2,027

Notes payable bearing interest at 8.25% to 9.75%, payable
in quarterly installments totaling $27,496, from February
1997 to November 1999                                                       -0-   259,242

Note payable to stockholder bearing interest at 8.25% in
monthly payments of $2,820 from December 1996 to May 1998.              21,882         -0-
                                                                      --------   --------

                       (Forward)                                      $365,144   $946,520
                                                                      --------   --------

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 6 - Long-Term Debt, Continued
         --------------


                                                                           1997       1996
                                                                         --------   --------

                                   (Forward)                             $365,144   $946,520

   Loans payable bank bearing  interest at 9.00% with monthly payments of $7,265 starting October 1997 with a final
   payment due November 2007                                              350,000         -0-

   Note payable bearing interest at 10.375%, monthly payment of
   $1,491 from February 1997 to December 2000.  The loan is
   personally guaranteed by the Company's stockholders                     50,251         -0-

   Notes  payable  bearing  interest  at 8.25%,  payable in  quarterly installments totaling $17,676, from February 1997 to
   November 1998                                                           70,223         -0-

   Notes payable to a stockholder  bearing interest at 9.75%,  payable in quarterly installments totaling $9,819 from
   February 1997 to November 1, 1999                                       78,177         -0-
                                                                         --------   --------

     Total Long-Term Debt                                                 913,795    946,520

   Less:  current maturities                                              454,714    429,751
                                                                         --------   --------

     Long-Term Debt, less current maturities                             $459,081   $516,769
                                                                         ========   ========

Maturities of long-term debt at September 30, 1997 are as follows:


                          Year Ending
                          September 30,                    Amount
                         -------------                    --------
                            1998                          $454,714
                            1999                           183,947
                            2000                           100,614
                            2001                            84,849
                            2002                            89,671
                                                          --------

                               Total                      $913,795
                                                          ========

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 7 - Capital Lease Obligations
         -------------------------

                                                                                     1997               1996
                                                                                   ---------         ----------

             Various leases payable with imputed interest at 12%
             collateralized by certain items of inventory.  Monthly
             payments range from $104 to $459 and expire from
             February 1995 to June 2000.                                           $  89,816         $   52,224

             Less:  current maturities                                                35,187             15,982
                                                                                   ---------         ----------

                Capital Lease Obligations, less current maturities                 $  54,629         $   36,242
                                                                                   =========         ==========

             Future minimum lease payments under capital lease obligations at September 30, 1997 are as follows:

                          Year Ending
                          September 30,                                 Amount
                          -------------                               ---------
                              1998                                    $  35,187
                              1999                                       39,720
                              2000                                       14,909
                                                                      ---------
                                 Total                                $  89,816
                                                                      =========

NOTE 8 - Income Taxes
         ------------

             For income tax purposes, the Company has approximately $85,000 and $48,000 in contribution carryforwards as of September 30, 1997 and 1996, respectively, available to offset future Federal and State taxable income, subject to limits, through the year ending September 30, 1999. In addition, the Company has a net operating loss available through September 30, 2012 of approximately $50,000 as well as deferred tax assets and liabilities resulting from temporary differences in depreciation, allowance for doubtful accounts, and total differences from a subsidiary company (PRN) whereas PRN has reported income on the accrual basis for book purposes and on the cash basis for income tax purposes. The Company is currently under audit regarding its 1995 Federal corporate income tax return.

             The components of the provision (credit) for income taxes for the years ended September 30, 1997 and 1996 are as follows:


                                                1997                   1996
                                           -------------            ----------
             Federal - Current             $          -0-           $  (63,221)
                     - Deferred                       -0-              (38,531)
             State   - Current                     1,753                   176
                     - Deferred                 (106,086)              (10,169)
                                           -------------            ----------

                  Total                    $    (104,333)           $ (111,745)
                                           =============            ==========

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 9 - Forgiveness of Debt
         -------------------

             On September 30, 1996, a stockholder forgave the debt in the amount of $149,200, which was recognized as income by the Company as an extraordinary item, net of income tax expense of $13,204.


NOTE 10 - Pension Plan
          ------------

             The Company has a 401(k) pension plan covering substantially all employees with one year of service completed. Total pension expense charged to operations for the years ended September 30, 1997 and 1996 amounted to $6,677 and $8,463, respectively.


NOTE 11 - Related Party Transactions
          --------------------------

             As discussed in Note 5, long-term debt included $245,779 and $319,373 at September 30, 1997 and 1996, respectively, due to stockholders and Rye Beach Pharmacy, Inc. Also included in current assets are amounts due from Rye Beach Pharmacy, Inc. for advances made by the Company. Rye Beach Pharmacy, Inc. is also owned by the 47% Stockholder.

             Included in operating expenses for the year ended September 30, 1996 is rent expense paid to the 47% Stockholder in the amount of $23,000 and $202,143 for nursing services subcontracted and management fees paid prior to the Company's acquisition of Rye Beach in April 1996.

             Included in operating expenses for the year ended September 1996 is rent expense in the amount of $24,000, paid to a 4% stockholder from whom the assets of Total Medical Care, Inc. were purchased on May 1, 1995 and auto lease and insurance expenses paid on behalf of the 47% Stockholder and a 21% stockholder in the amount of $14,467.

             Included in operating expenses for the year ended September 30, 1997 is rent paid to a 3% stockholder in the amount of $25,000. Also included in operating expenses for the year ended September 30, 1997 are auto lease and insurance expenses paid on behalf of a 30% stockholder and a 31% stockholder in the amount of $14,421.

             On December 1, 1996, debt owed to a certain stockholder in the amount of $100,000 was exchanged for 40,000 shares of the Company's common stock, a one time cash payment of $10,000 and a new note in the amount of $47,600. On April 14, 1997 15,000 shares of common stock were purchased by an officer of the Company.

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 11 - Related Party Transactions, Continued
          ---------------------------

             On July 1, 1997 debt owed to a certain stockholder based on a prior asset acquisition in the amount of $10,600 was exchanged for 10,000 shares of common stock. On July 1, 1997, debt owned to a certain stockholder in the amount of $25,000 was exchanged for 29,717 shares of the Company's common stock of which 23,585 shares were recorded as a conversion of debt and 6,132 shares were recorded as stock compensation resulting from the difference between the fair market value of the stock and amount of debt converted.

             Interest payable to stockholders included in interest expense for the years ended September 30, 1997 and 1996 is $19,281 and $30,733, respectively.


NOTE 12 - Commitments and Contingencies
          -----------------------------

             The Company entered into an agreement to rent premises that provides for a minimum annual rent of $147,355 until January 31, 2001. The Company also rents warehouse and office space from two other parties. PRN signed a new lease agreement on October 15, 1997 extending its prior lease agreement expiring October 31, 1999. The terms of the new lease agreement include an increase in the base rent as well as a rental charge for additional space. The minimum annual rental payments, under the terms of the new lease is $32,100. Rent expense for the years ended September 30, 1997 and 1996 amounted to $235,386 and $182,493, respectively.

             On July 22, 1997, PRN entered into a five year operating lease for other equipment. The minimum annual rental payments for other equipment, in the aggregate, amount to $7,500 through July 2002.

             Future annual minimum lease payments at September 30, 1997 are as follows:


                     Year Ending
                     September 30,                                    Amount
                     -------------                                  ----------
                         1998                                       $  262,105
                         1999                                          249,256
                         2000                                          178,267
                         Thereafter                                     11,875
                                                                    ----------

                            Total                                   $  701,503
                                                                    ==========

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



NOTE 12 - Commitments and Contingencies, Continued
          ------------------------------

             COVENANT AGREEMENT
             The Company entered into a covenant agreement in connection with a note payable for the purchase of equipment. Without the prior written consent of the lender, the Company agrees not to change its name, enter into a merger or other change in ownership in excess of 20% unless the surviving entity expressly assumes all obligations and the net assets be at least equal to the net assets prior to the change. Additionally, the Company agrees not to sell or dispose of the collateral, not allow the equipment to be or become fixtures, keep the collateral free of pledges, liens, charges and security interests, maintain property insurance on the collateral, not allow additions or upgrades which impair the equipment's functions, and allow the lender the right to an inspection.


NOTE 13 - Significant Customers
          ---------------------

             A majority of PRN's 1996 sales come from fewer than ten certified agencies which represented approximately $848,565 or 34% of accounts receivable at September 30, 1996. In addition, three of these agencies represented approximately 28% of sales for the year ended September 30, 1996.


NOTE 14 - Factoring Agreement
          -------------------

             On October 2, 1996, the Company entered into a revolving accounts receivable and servicing agreement with a finance company whereby accounts receivables are batched and sold for cash, net of certain loss reserves and fees. The loss reserves, along with any amounts collected in excess of amounts advanced, are paid to the Company immediately after amounts which were advanced against each batch have been collected in full. The total commitment is in the amount of $2,000,000 subject to the availability of eligible receivables meeting the buyer's criteria and is secured by a first lien security interest in the trade accounts receivable of certain of the Company's wholly owned subsidiaries and the limited personal guarantees of certain of the Company's stockholders. All Company debt owed to stockholders of the Company whose accounts receivables are securing the debt, has been subordinated to the finance company. The facility agreement is for three years, subject to compliance with certain covenants and conditions. The Company is in violation of a certain covenant related to this agreement. As a result of this violation the finance company may increase the interest rate by 400 basis points and discontinue funding.

             Interest is charged weekly on uncollected balances outstanding at the rate of the 30 day LIBOR (London Interbank Offered Rate) plus 450 basis points. The interest rate is adjusted weekly based upon changes in the 30 day LIBOR. The amount outstanding at September 30, 1997 was $717,745.

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 15 - Stock Options
          -------------

             During 1997, the Company granted 50,400 stock options at an exercise price of $1.06 as an incentive to two key employees. The total options granted and outstanding at September 30, 1997 was 50,400. No stock options have been exercised as of September 30, 1997.


NOTE 16 - Subsequent Event
          ----------------

             In December 1997, an agreement and plan of merger was executed between the Company, the Company's stockholders, Accuhealth, Inc. ("Accuhealth") and HHI Acquiring Corp., a wholly owned subsidiary of Accuhealth. In accordance with the agreement, all of the shares of the Company's stock will be exchanged on a pro rata basis whereby the stockholders of the Company will receive .740721 shares of Accuhealth common stock for each share of stock in the Company.

                     HEALIX HEALTHCARE, INC AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                 March 31, 1998
                                   (Unaudited)

                                     ASSETS
CURRENT ASSETS
Cash                                             $    82,033
Accounts receivable, net                           3,787,272
Inventory                                            543,849
Prepaid expenses                                     147,785
Due from related parties                              23,452
Other current assets                                  17,421
                                                 -----------
     Total Current Assets                                         $ 4,601,812

Property and equipment, net of
   accumulated depreciation of $249,565                               271,183

Other Assets
Goodwill, net                                        248,506
Security deposits and other assets                    51,319
                                                 -----------
     Total Other Assets                                               299,825
                                                                  -----------

TOTAL ASSETS                                                      $ 5,172,820
                                                                  ===========

                      LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses            $ 3,325,028
Line of credit                                       347,586
Other current liabilities                            493,082
                                                 -----------
  Total Current Liabilities                                       $ 4,165,696

OTHER LIABILITIES
Long term debt                                     1,018,773
Capital lease obligations                            124,247
                                                 -----------
  Total Other Liabilities                                           1,143,020
                                                                  -----------

TOTAL LIABILITIES                                                   5,308,716

STOCKHOLDERS' DEFICIT
Capital stock                                          2,009
Additional paid in capital                           632,092
Accumulated deficit                                 (769,997)
                                                 -----------

TOTAL STOCKHOLDERS' DEFICIT                                          (135,896)
                                                                  -----------


TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                       $ 5,172,820
                                                                  ===========


                 See accompanying notes to financial statements

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                For the Six Months Ended March 31, 1998 and 1997
                                   (Unaudited)


                                              1998           1997
                                          -----------    -----------

NET SALES                                 $ 6,732,334    $ 5,908,423

Cost of Sales                               5,182,600      2,791,475
                                          -----------    -----------

Gross Profit                                1,549,734      3,116,948

Operating Expenses
    Selling General and  Administrative     2,366,241      3,075,058
                                          -----------    -----------

       Total Operating Expenses             2,366,241      3,075,058
                                          -----------    -----------

(Loss) Income from Operations                (816,507)        41,890
                                          -----------    -----------

Other Income (Expense)
    Interest Expense                         (128,953)      (116,484)
    Interest Income                               783         11,366
    Other Income                                               3,073
                                          -----------    -----------
      Total Other Expense                    (128,170)      (102,045)

                                          -----------    -----------
Loss Before Income Taxes                     (944,677)       (60,155)

Income Tax Provision (Benefit)                  6,257        (57,764)


                                          -----------    -----------
Net Loss                                  $  (950,934)   $    (2,391)
                                          ===========    ===========

                 See accompanying notes to financial statements

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENT OF STOCKHOLDERS' DEFICIT
                     For the Six Months Ended March 31, 1998
                                   (Unaudited)

                                                               Retained
                                                               Earnings   Stockholders'
                                     Common     Additional   (Accumulated    Equity
                                      Stock   Paid in Capital  Deficit)    (Deficit)
                                    --------- --------------- ----------- -------------

Balance, September 30, 1997
    as originally reported          $   2,009    $ 632,092    $  90,937    $ 725,038

Adjustment in connection with
    pooling of interests                                         90,000       90,000

Balance, October 1, 1997            ---------    ---------    ---------    ---------
    as restated                         2,009      632,092      180,937      815,038


Net loss for the six month period
   ended March 31, 1998                                        (950,934)    (950,934)
                                    ---------    ---------    ---------    ---------

Balance, March 31, 1998             $   2,009    $ 632,092    $(769,997)   $(135,896)
                                    =========    =========    =========    =========


                 See accompanying notes to financial statements

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                For the Six Months Ended March 31, 1998 and 1997
                                   (Unaudited)


                                                               1998           1997
                                                           -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                   $  (950,934)   $    (2,391)
                                                           -----------    -----------
Adjustment to reconcile net loss to net cash provided by
  operating activities
  Depreciation and amortization                                205,789         47,817
  Provision for bad debts                                      183,496         38,285
  Changes in operating assets and liabilities:
    Accounts receivable                                       (561,790)       247,042
    Inventory                                                   30,199        (73,558)
    Prepaid expenses                                           (22,389)        19,060
    Due to/from related organizations                          (19,259)      (269,066)
    Other current assets                                       155,427        122,525
    Security deposits                                          (13,851)          (550)
    Accounts payable and accrued expenses                    1,563,276        339,398
    Income taxes payable                                                     (132,271)
                                                           -----------    -----------
      TOTAL ADJUSTMENTS                                      1,520,898        338,682
                                                           -----------    -----------
    NET CASH PROVIDED BY OPERATING ACTIVITIES                  569,964        336,291
                                                           -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                            (224,999)       (34,304)
                                                           -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES
    Proceeds from issuance of capital stock                                   110,900
    Principal advances (payments) on line of credit, net       100,000       (264,944)
    Principal (payments) advances on long term debt, net      (578,336)        78,148

                                                           -----------    -----------
    NET CASH USED IN FINANCING ACTIVITIES                     (478,336)       (75,896)

                                                           -----------    -----------
    NET (DECREASE) INCREASE IN CASH                           (133,371)       226,091

CASH - Beginning                                               215,404         51,742

                                                           -----------    -----------
CASH - Ending                                              $    82,033    $   277,833
                                                           ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

CASH DURING THE PERIOD PAID FOR:
    Interest                                               $   128,953    $   116,484

                 See accompanying notes to financial statements

                    HEALIX HEALTHCARE, INC. AND SUBSIDIARIES
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS




Note 1.  Basis of Presentation
         ---------------------

         The accompanying unaudited consolidated financial statements of Healix Healthcare, Inc. and Subsidiaries (the "Company") have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and
         Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. For further information, refer to the audited consolidated financial statements and footnotes of the Company included in this Form 8-K. Operating results for the six month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for future periods.


Note 2.  Subsequent Events
         -----------------

         In December, 1997 an agreement and plan of merger (the "Agreement") was executed between the Company, the Company's stockholders, Accuhealth, Inc. ("Accuhealth") and HHI Acquiring Corp., a wholly owned subsidiary of Accuhealth. In accordance with the Agreement, all of the shares of the Company's common stock would be exchanged on a pro rata basis whereby the stockholders of Healix would receive .740721 shares of Accuhealth common stock for each share of common stock of the Company.

         On April 9, 1998 the Company consummated its merger directly with Accuhealth in a tax-free reorganization through the exchange of common stock. The stockholders of Healix received .740721 shares of Accuhealth common stock for each share of Healix common stock. The merger resulted in Healix becoming a wholly owned subsidiary of Accuhealth and will be accounted for as a pooling of interests.

         Accuhealth, together with its wholly owned subsidiaries, provides comprehensive health care services, including administration of a wide range infusion services and sales of oral medications, sales and rentals of home care medical equipment and related supplies to patients in the home setting and in long term care facilities. Accuhealth is located in the Bronx, New York and operates throughout the New York, New Jersey and Connecticut areas.

                UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS


The following unaudited pro forma combined balance sheet as of December 31, 1997, and the unaudited pro forma consolidated statements of operations for the three years ended March 31, 1997, and the unaudited pro forma combined statements of operations for the nine months ended December 31, 1997 and 1996 are based on the historical financial statements of Accuhealth, Inc. and Healix Healthcare, Inc. and give effect to the pro forma adjustments described herein as though the merger with Healix Healthcare, Inc. dated April 9, 1998 had been consummated at December 31, 1997 for the unaudited combined balance sheet, and at April 1, 1994 for the unaudited combined statements of operations.

The unaudited pro forma combined financial statements should be read in conjunction with the notes thereto and with the historical financial statements of Accuhealth, Inc., as filed in its annual report on Form 10-K and previously filed Form 10-Q and the historical financial statements of Healix Healthcare, Inc. included elsewhere herein. The unaudited pro forma combined financial statements are not necessarily indicative of the Company's combined financial position or results of operations that would have been achieved had the merger been consummated at December 31, 1997 for the unaudited combined balance sheet, and at April 1, 1994 for the unaudited combined statements of operations.

Under the terms of a merger agreement dated April 9, 1998, Accuhealth, Inc. issued shares of its common stock in exchange for all of the outstanding common stock of Healix Healthcare, Inc. The merger constituted a tax free reorganization and will be accounted for as a pooling of interests. Accordingly, all prior consolidated financial statements of Accuhealth, Inc. will be restated to include the combined results of operations, financial position and cash flows of Healix Healthcare, Inc. as though it had always been part of Accuhealth, Inc.

                                               ACCUHEALTH, INC. AND SUBSIDIARIES
                                               PRO FORMA COMBINED BALANCE SHEET
                                                       December 31, 1997
                                                          (Unaudited)

                                                                Accuhealth       Healix          Adjustments        Combined
                                                               ------------    -----------       -----------      ------------
                  ASSETS
CURRENT ASSETS
    Cash                                                       $    205,475    $   118,400                        $    323,875
    Accounts receivable, net                                      6,083,673      3,423,964                           9,507,637
    Inventories                                                     933,107        558,931                           1,492,038
    Prepaid expenses and other current assets                       132,991        197,447         (70,000)  (3)       260,438
                                                               ------------    -----------                        ------------
    Total Current Assets                                          7,355,246      4,298,742                          11,583,988
                                                               ------------    -----------                        ------------

OTHER ASSETS
    Revenue producing equipment, net                                462,370                                            462,370
    Fixed assets, net                                             1,675,936        242,402                           1,918,338
    Goodwill, net                                                   924,085        241,415                           1,165,500
    Other assets                                                    284,242        261,511                             545,753
                                                               ------------    -----------                        ------------

TOTAL ASSETS                                                   $ 10,701,879    $ 5,044,070                        $ 15,675,949
                                                               ============    ===========                        ============

   LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
    Notes payable - revolving credit facility                     3,108,492        347,586                           3,456,078
    Notes payable - term loan                                       500,000                                            500,000
    Notes payable - other                                           432,799                                            432,799
    Accounts payable                                              2,204,502      2,312,374                           4,516,876
    Accrued expenses and other current liabilities                1,376,762        763,390                           2,140,152
    Current portion of capital lease facility                       321,750                                            321,750
    Current portion of capital lease obligations                    111,881                                            111,881
    Income taxes payable                                                           169,797        (160,000)  (3)         9,797
                                                               ------------    -----------                        ------------
       Total Current Liabilities                                  8,056,186      3,593,147                          11,489,333
                                                               ------------    -----------                        ------------

OTHER LIABILITIES
    Notes payable                                                    81,479        810,889                             892,368
    Capital lease obligations, less current portion                 102,266         77,429                             179,695
                                                               ------------    -----------                        ------------
    TOTAL LIABILITIES                                             8,239,931      4,481,465                          12,561,396
                                                               ------------    -----------                        ------------

STOCKHOLDERS' EQUITY
Preferred stock, $.01 par value, 3,000 shares
authorized, no shares issued and outstanding                             --             --                                  --
6% Redeemable cumulative convertible preferred stock,
$.01 par value, $2,713,500 liquidation preference,
1,350,000 shares authorized, issued and outstanding                  13,500                                             13,500
Common stock, $.01 par value, 15,000,000 shares
authorized, 2,133,154  shares issued                                 21,332                         14,888   (1)        36,220
Common stock, $.001 par value, 10,000,000 shares
authorized, 2,020,003 shares issued                                                  2,009          (2,009)  (2)
Additional paid-in capital                                        7,108,408        632,092         (14,888)  (1)     7,727,621
                                                                                                     2,009   (2)
Accumulated Deficit                                              (4,056,972)       (71,496)         90,000   (3)    (4,038,468)
                                                               ------------    -----------                        ------------
                                                                  3,086,268        562,605                           3,738,873
Less treasury stock (308,004 shares) at cost                       (624,320)                                          (624,320)
                                                               ------------    -----------                        ------------
TOTAL STOCKHOLDERS' EQUITY                                        2,461,948        562,605                           3,114,553
                                                               ------------    -----------                        ------------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                     $ 10,701,879    $ 5,044,070                        $ 15,675,949
                                                               ============    ===========                        ============


                          See accompanying notes to unaudited pro forma combined financial statements

                                                             F-28

                                    ACCUHEALTH, INC. AND SUBSIDIARIES
                               PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                    For the Year Ended March 31, 1997
                                               (Unaudited)

                                                                            Pro Forma        Pro Forma
                                            Accuhealth        Healix        Adjustments      Combined
                                           ------------    ------------    ------------    ------------
NET SALES                                  $ 16,369,376    $ 10,433,421                    $ 26,802,797

COST OF SALES                                 9,599,256       4,961,531                      14,560,787
                                           ------------    ------------                    ------------
    GROSS PROFIT                              6,770,120       5,471,890                      12,242,010

OPERATING EXPENSES
    Selling general and administrative        6,146,783       5,474,296                      11,621,079
                                           ------------    ------------                    ------------

OPERATING INCOME (LOSS)                         623,337          (2,406)                        620,931
                                           ------------    ------------                    ------------

OTHER INCOME (EXPENSE)
    Interest Income                                              15,756                          15,756
    Interest expense                           (496,606)       (204,350)                       (700,956)
    Other income                                                 13,657                          13,657
                                           ------------    ------------                    ------------
      Total Other Expense                      (496,606)       (174,937)                       (671,543)
                                           ------------    ------------                    ------------

INCOME (LOSS) BEFORE INCOME TAXES
     AND EXTRAORDINARY ITEM                     126,731        (177,343)                        (50,612)


PROVISION (BENEFIT) FOR INCOME TAXES                            257,233        (326,500)        (69,267)
                                           ------------    ------------    ------------    ------------
INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEM                            126,731        (434,576)        326,500          18,655

EXTRAORDINARY ITEM
  Forgiveness of debt, net of applicable
    income taxes of $13,204 in 1996                             135,996                         135,996
                                           ------------    ------------    ------------    ------------

NET INCOME (LOSS)                               126,731        (298,580)        326,500         154,651

REDEEMABLE PREFERRED
STOCK DIVIDENDS AND ACCRETION                  (162,000)                                       (162,000)
                                           ------------    ------------    ------------    ------------

NET LOSS APPLICABLE
TO COMMON STOCKHOLDERS                     $    (35,269)   $   (298,580)   $    326,500    $     (7,349)
                                           ============    ============    ============    ============

PER SHARE DATA
Net loss per share of common stock applicable to common stockholders:
      Loss before extraordinary item                                                       $       0.01
      Extraordinary item                                                                   $       0.05
      Net (loss) income per share                                                          $      (0.00)

Weighted average common shares outstanding - basic and diluted                                2,889,274


               See accompanying notes to unaudited pro forma combined financial statements

                                   ACCUHEALTH, INC. AND SUBSIDIARIES
                               PRO FORMA COMBINED STATEMENTS OF OPERATIONS
                                   For the Year Ended March 31, 1996
                                              (Unaudited)

                                                                          Pro Forma       Pro Forma
                                          Accuhealth         Healix      Adjustments       Combined
                                          ----------     ------------    -----------     ------------
    NET SALES                            $ 15,112,071    $  7,269,217                    $ 22,381,288

COST OF SALES                               8,180,422       3,329,538                      11,509,960
                                         ------------    ------------                    ------------
    GROSS PROFIT                            6,931,649       3,939,679                      10,871,328

OPERATING EXPENSES
    Selling general and administrative      7,104,529       3,970,854                      11,075,383
                                         ------------    ------------                    ------------

OPERATING LOSS                               (172,880)        (31,175)                       (204,055)
                                         ------------    ------------                    ------------

OTHER INCOME (EXPENSE)
    Interest Income                                               356                             356
    Interest expense                         (605,452)        (46,316)                       (651,768)
    Other income                                             (136,981)                       (136,981)
                                         ------------    ------------                    ------------
      Total Other Expense                    (605,452)       (182,941)                       (788,393)
                                         ------------    ------------                    ------------

    INCOME BEFORE INCOME TAXES               (778,332)       (214,116)                       (992,448)
                                         ------------    ------------                    ------------

INCOME TAX BENEFIT                                            (97,011)                        (97,011)
                                         ------------    ------------                    ------------
NET LOSS                                     (778,332)       (117,105)                       (895,437)

REDEEMABLE PREFERRED
STOCK DIVIDENDS AND ACCRETION                (203,836)                                       (203,836)
                                         ------------    ------------    ------------    ------------

NET LOSS APPLICABLE
TO COMMON STOCKHOLDERS                   $   (982,168)   $   (117,105)             --    $ (1,099,273)
                                         ============    ============    ============    ============


PER SHARE DATA
Net loss per share of common stock                                                       $      (0.40)

Weighted average common shares outstanding - basic and diluted                              2,762,125


             See accompanying notes to unaudited pro forma combined financial statements.

                                                  F-30

                                             ACCUHEALTH, INC. AND SUBSIDIARIES
                                         PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                             For the Year Ended March 31, 1995
                                                        (Unaudited)

                                                                                            Pro Forma           Pro Forma
                                                          Accuhealth          Healix       Adjustments          Combined
                                                         ------------       -----------    -----------        ------------

NET SALES                                                $ 15,468,400       $ 5,065,748                       $ 20,534,148

COST OF SALES                                               8,256,780         2,451,363                         10,708,143
                                                         ------------       -----------                       ------------
    GROSS PROFIT                                            7,211,620         2,614,385                          9,826,005

OPERATING EXPENSES
    Selling general and administrative                      6,913,958         2,412,857                          9,326,815
                                                         ------------       -----------                       ------------
OPERATING INCOME                                              297,662           201,528                            499,190
                                                         ------------       -----------                       ------------

OTHER INCOME (EXPENSE)
    Interest Income                                                               1,413                              1,413
    Interest expense                                         (635,845)          (61,196)                          (697,041)
    Debt surrendered in claims statement                      488,500                                              488,500
    Recovery of off book cash practice                        525,820                                              525,820
    Other income                                                                 81,352                             81,352
                                                         ------------       -----------                       ------------
      Total Other Income (Expense)                            378,475            21,569                            400,044
                                                         ------------       -----------                       ------------

INCOME BEFORE INCOME TAXES                                    676,137           223,097                            899,234

PROVISION FOR INCOME TAXES                                                       97,092                             97,092
                                                         ------------       -----------                       ------------

NET INCOME FROM CONTINUING
    OPERATIONS                                                676,137           126,005                            802,142

DISCONTINUED OPERATIONS
    Loss from discontinued retail drug stores                (473,178)                                            (473,178)
    Gain on disposal of retail drug stores                    194,440                                              194,440
                                                         ------------       -----------    -----------        ------------
INCOME BEFORE EXTRAORDINARY ITEM                              397,399           126,005                            523,404

EXTRAORDINARY GAIN ON DEBT SURRENDERED IN
       SETTLEMENT OF CLAIMS                                    60,000                                               60,000
                                                         ------------       -----------    -----------        ------------
NET INCOME                                                    457,399           126,005                            583,404

REDEEMABLE PREFERRED STOCK DIVIDENDS
       AND ACCRETION                                         (106,845)                                            (106,845)
                                                         ------------       -----------    -----------        ------------
NET INCOME APPLICABLE TO COMMON
      STOCKHOLDERS                                       $    350,554       $   126,005             --        $    476,559
                                                         ============       ===========    ===========        ============

PER SHARE DATA:

Net income (loss) per share of common stock                                                   Basic          Fully Diluted
                                                                                              -----          -------------
      Continuing operations                                                                $     0.27          $      0.24
      Discontinued operations                                                              $     (.09)         $      (.08)
      Extraordinary item                                                                   $      .02          $       .02
      Net income per share of common stock                                                 $     0.16          $      0.14
Weighted average common shares outstanding                                                  2,961,701            3,382,841


                             See accompanying notes to pro forma combined financial statements

                                                            F-31

                                           ACCUHEALTH, INC. AND SUBSIDIARIES
                                      PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                      For the Nine Months Ended December 31, 1997
                                                      (Unaudited)

                                                                                         Pro Forma          Pro Forma
                                                       Accuhealth         Healix        Adjustments         Combined
                                                      ------------     ------------     -----------       ------------
NET SALES                                             $ 13,359,784     $ 10,864,803                       $ 24,224,587

COST OF SALES                                            7,496,247        6,310,311                         13,806,558
                                                      ------------     ------------                       ------------

GROSS PROFIT                                             5,863,537        4,554,492                         10,418,029

OPERATING EXPENSES
    Selling General and Administrative                   5,226,996        4,686,229                          9,913,225
                                                      ------------     ------------                       ------------

Income (loss) from Operations                              636,541         (131,737)                           504,804
                                                      ------------     ------------                       ------------

OTHER INCOME (EXPENSE)
    Interest Income                                                          (9,572)                            (9,572)
    Interest Expense                                      (417,972)        (163,039)                          (581,011)
    Unicare Management Fee                                                   23,716                             23,716
    Other Income                                                             87,784                             87,784
                                                      ------------     ------------                       ------------
      Total Other Expense                                 (417,972)         (61,111)                          (479,083)
                                                      ------------     ------------                       ------------

INCOME (LOSS) BEFORE
    INCOME TAXES                                           218,569         (192,848)                            25,721
                                                      ------------     ------------                       ------------

INCOME TAX BENEFIT                                                         (164,403)                          (164,403)
                                                      ------------     ------------      ------------     ------------
NET INCOME (LOSS)                                     $    218,569     $    (28,445)               --     $    190,124
                                                      ============     ============      ============     ============

PER SHARE DATA
Net income per share of common stock                                                                      $       0.05

Weighted average common shares outstanding - basic and diluted                                               3,458,132


                      See accompanying notes to unaudited pro forma combined financial statements

                                               ACCUHEALTH, INC. AND SUBSIDIARIES
                                           PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                          For the Nine Months Ended December 31, 1996
                                                          (Unaudited)

                                                                                                  Pro Forma         Pro Forma
                                                                Accuhealth         Healix        Adjustments         Combined
                                                               ------------      -----------     -----------       ------------
NET SALES                                                      $ 12,304,599      $ 7,437,808                       $ 19,742,407

COST OF SALES                                                     7,165,648        3,503,762                         10,669,410
                                                               ------------      -----------                       ------------

GROSS PROFIT                                                      5,138,951        3,934,046                          9,072,997

OPERATING EXPENSES
    Selling General and Administrative                            4,646,849        3,838,637                          8,485,486
                                                               ------------      -----------                       ------------
Income (loss) from Operations                                       492,102           95,409                            587,511
                                                               ------------      -----------                       ------------

OTHER INCOME (EXPENSE)
    Interest Income                                                                    4,390                              4,390
    Deferred Financing Costs                                                         135,996                            135,996
    Unicare Management Fee                                                          (100,000)                          (100,000)
    Interest Expense                                               (373,235)        (145,423)                          (518,658)
    Other Income                                                                     113,657                            113,657
                                                               ------------      -----------                       ------------
      Total other (expense) income                                 (373,235)           8,620                           (364,615)
                                                               ------------      -----------                       ------------

INCOME  BEFORE                                                      118,867          104,029                            222,896
    INCOME TAXES

PROVISION FOR INCOME TAXES                                                             5,733                              5,733
                                                               ------------      -----------     -----------       ------------

NET INCOME                                                     $    118,867      $    98,296              --       $    217,163
                                                               ============      ===========     ===========       ============

PER SHARE DATA
Net income per share of common stock                                                                               $       0.08

Weighted average common shares outstanding - basic and diluted                                                        2,863,364

                          See accompanying notes to unaudited pro forma combined financial statements

                        Accuhealth, Inc. and Subsidiaries
                Notes to Pro Forma Combined Financial Statements
                                   (Unaudited)




(1) To record issuance of 1,488,851 shares of Accuhealth, Inc. common stock in connection with the merger with Healix Healthcare, Inc.

(2) To eliminate the common stock of Healix Healthcare, Inc. in connection with the merger.

(3) To eliminate taxes payable and deferred tax assets and liabilities in connection with the merger as a result of losses from the combined entities.

(4) The pro forma combined financial statements include the combined balance sheets of Accuhealth and Healix at December 31, 1997, the combined statements of operations of Accuhealth and Healix for the years ended March 31, 1997, 1996 and 1995 and the combined statements of operations of Accuhealth and Healix for the nine months ended December 31, 1997 and 1996.

         The financial statements of Healix include the operations of PRN Homecare Agency, Inc., a wholly owned subsidiary of Healix, which was merged into Accuhealth on September 30, 1997. This was a tax-free reorganization, which was accounted for as a pooling of interests. All of the Healix financial statements presented have been retroactively restated accordingly for the pooling